SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2003

UNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-12431	22-3282551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 OLD HIGHWAY 22, CLINTON, NEW JERSEY		08809
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (908) 730-7630

Item 5.    Other Events and Regulation FD Disclosure

The Registrant issued a press release on December 31, 2003 the full text of which, filed as Exhibit 99.1 with this Current Report on Form 8-K, is hereby incorporated by reference in response to this Item, announcing that Anthony J. Feraro had resigned his positions as President and Chief Executive Officer of the Registrant, James A. Hughes (the Registrant’s Chief Financial Officer) had been promoted to President of the Registrant, and that Alan Bedner (the Registrant’s Controller) had been promoted to Chief Financial Officer of the Registrant. In connection with Mr. Feraro’s resignation, the Registrant and Mr. Feraro entered into an agreement on December 31, 2003 whereunder, among other things: (i) Mr. Feraro is entitled to receive, in installments through 2004, an amount equal to $320,000 (Mr. Feraro’s current annual salary) which the Registrant will accrue in the fourth quarter of 2003; (ii) the Registrant has agreed to provide medical benefits for Mr. Feraro and his immediate family through 2004; (iii) Mr. Feraro will be permitted to exercise, through March 31, 2004, all options to purchase the common stock, no par value, of the Registrant heretofore granted to Mr. Feraro and vested as of December 31, 2003; (iv) mutual general releases were provided by Mr. Feraro and the Registrant; and (v) Mr. Feraro agreed to a one-year covenant not to compete. Such agreement is subject to Mr. Feraro’s revocation within seven days of the execution thereof.

Item 7.    Financial Statements and Exhibits

The following exhibit is filed with this Current Report on Form 8-K.

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated December 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.
(Registrant)

Dated: December 31, 2003	By: /s/ DAVID D. DALLAS
Chairman of the Board and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release dated December 31, 2003.